Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 9 to the Registration Statement (Form S-11 No. 333-146341) and related Prospectus of KBS Real Estate Investment Trust II, Inc. for the registration of 280,000,000 shares of its common stock and to the incorporation by reference therein of (i) our report dated March 23, 2010 with respect to consolidated financial statements and schedule of KBS Real Estate Investment Trust II, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission; (ii) our report dated September 30, 2008 with respect to the statement of revenues over certain operating expenses of Mountain View Corporate Center included in its Current Report (Form 8-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission; (iii) our report dated October 14, 2008 with respect to the statement of revenues over certain operating expenses of Campus Drive Buildings included in its Current Report (Form 8-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission; (iv) our report dated October 16, 2009 with respect to the statement of revenues over certain operating expenses of the Willow Oaks Corporate Center included in its Current Report (Form 8-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission; (v) our report dated March 25, 2010 with respect to the statement of revenues over certain operating expenses of Pierre Laclede Center included in its Current Report (Form 8-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission; and, (vi) our report dated March 25, 2010 with respect to the statement of revenues over certain operating expenses of One Main Place included in its Current Report (Form 8-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

June 21, 2010